UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 22, 2020

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Tellurian Inc. (the “Company”) continues to evaluate, and discuss with potential partners, the scope and other aspects of the Driftwood Project in light of the evolving economic environment, investor needs and other factors. As a result of these discussions, the Company is evaluating certain potential changes to the project that, among other things, could significantly reduce the overall cost of Phase 1 of the project. Whether the Company implements changes to the project will be based on a variety of factors, including the results of the Company’s continuing analysis, changing business conditions and investor feedback. To date, approximately 30% of the engineering for Phase 1 of the Driftwood LNG terminal has been completed with Bechtel Oil, Gas and Chemicals, Inc.

Although the Company has not completed its financial statements as of and for the quarter ended June 30, 2020, as of June 30, 2020, on an unaudited basis, the Company’s capital resources consisted of approximately $88.3 million of cash and cash equivalents on a consolidated basis, of which approximately $40.1 million was maintained at a wholly owned subsidiary of Tellurian Production Holdings LLC. Subsequently, in early July, the Company collected a receivable of approximately $7.0 million from the sale of an LNG cargo to an unrelated third party. As disclosed in the Company’s proxy statement for the 2020 annual stockholders’ meeting, the Company has agreed to reimburse one of its directors for certain expenses associated with a lawsuit with Cheniere Energy, Inc. In addition to amounts paid as of June 30, 2020, the Company expects to incur related expenses of approximately $4.5 million.

Declines in natural gas prices are likely to lead to the Company incurring substantial impairment charges relating to its reserves and the carrying value of its assets, including in the second quarter of 2020. Relatedly, absent a significant increase in those prices, the proved undeveloped reserves reflected in the Company’s December 31, 2020 annual reserve report may be substantially reduced relative to the proved undeveloped reserves included in the Company’s December 31, 2019 reserve report, and the PV-10 and standardized measure value of the reserves may decline accordingly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: July 22, 2020	By:	/s/ L. Kian Granmayeh
	Name:	L. Kian Granmayeh
	Title:	Executive Vice President and Chief Financial Officer